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                                                                     Exhibit 3.4

                RESTATED ARTICLES OF INCORPORATION OF SURVIVING
                                  CORPORATION

                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF
                         AVALON CABLE OF MICHIGAN, INC.

                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW
Indicate type of domestic corporation:

  X   Business-stock (15 Pa.C.S. (S) 1306)
-----

_____ Business-nonstock (15 Pa.C.S. (S) 2102)

_____ Business-statutory close (15 Pa.C.S. (S) 2303)

_____ Management (15 Pa.C.S. (S) 2702)

_____ Professional (15 Pa.C.S. (S) 2903)

_____ Insurance (15 Pa.C.S. (S) 3101)

_____ Cooperative (15 Pa.C.S. (S) 7102)


     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.  The name of the corporation is:  Avalon Cable of Michigan, Inc.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the country of venue is:

(a)  Number and street         City        State        Zip        County

(b)  c/o CT Corporation System                       Philadelphia
     Name of Commercial Registered Office Provider      County

For a corporation represented by a commercial registered office provider, (a) the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)
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5.  The name and address, including number and street, if any, of each incorporator is:
Name                          Address
Thaddine G. Gomez             200 E. Randolph Dr., Chicago, IL 60601

6.  The specified effective date, if any, is:
                    month   day    year      hour, if any

7. Additional provisions of the articles, if any, attach and 8 1/2 x 11 sheet. See Annex A.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. (S) 77a et seq.).

9. Cooperative corporations only (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 9th day of July, 1998.

                                    /s/ Thaddine G. Gomez
                                    ------------------------------------
                                    Thaddine G. Gomez


(Signature)
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                                    ANNEX A
                                      TO
                    ARTICLES OF INCORPORATION - FOR PROFIT
                                      OF
                        AVALON CABLE OF MICHIGAN, INC.

7. Notwithstanding any bylaw of the Corporation to the contrary, Section 2538 (Adoption of Transactions with Interested Shareholders) and the provisions contained in Subchapters E (Control Transactions), G (Control-Share Acquisitions), H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control), I (Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions) and J (Business Combination Transactions - Labor Contracts) of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as it may be amended from time to time, shall not be applicable to the Corporation.